Exhibit 10.1

HOSTING AND COLOCATION SERVICES AGREEMENT

This Hosting and Colocation Services Agreement (“Agreement”) is dated as of October 26, 2021, and is made by and between PLANBTC,LLC d/b/a GigaCrypto, Inc. a Wyoming limited liability company (“GIGACRYPTO”), and New York Tech Capital Inc., a Delaware company (the “PROVIDER”, PROVIDER and GIGACRYPTO are the “Parties”),

WHEREAS, GIGACRYPTO is in the business of providing blockchain mining and hosting services and PROVIDER owns and seeks to deploy cryptocurrency mining equipment.

WHEREAS, GIGACRYPTO wishes to work with PROVIDER to deploy cryptocurrency mining equipment (the “Equipment”) pursuant to the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

1. SERVICE

GIGACRYPTO will deploy and maintain certain mining Equipment to locations operated by the GIGACRYPTO, as set forth on a Statement of Work, the form of which is attached hereto as Exhibit A (each is, a “Scope of Work Statement”), at the facility (the “Facility”) identified on the Statement of Work. The Parties may issue one or more Statements of Work under this Agreement. GIGACRYPTO will provide electrical power, internet access and maintenance services to PROVIDER for the purposes of installing, maintaining, and operating such Equipment, as set forth in this Agreement and receive Service Fees and reimbursements for electrical power relating to the services set forth herein and in the Statement of Work.

2. TERM AND TERMINATION

a)	Term. The Agreement commences upon the date hereof and shall remain effective for the term set forth on each respective Statement of Work. Each Statement of Work shall be executed by both parties, and this Agreement and any corresponding Statement of Work may only be amended by a written agreement signed by both parties. Upon expiration of the latest term as set in the fully executed Statement of Work, this Agreement shall also expire and terminate on the same date unless otherwise agreed to by the Parties in writing.

b)	Termination for Cause. Either party may terminate this Agreement for a Default (as defined below) immediately following written notice if such party: (a) violates, or fails to perform or fulfill any covenant or provision of this Agreement, including failure to make any payment due hereunder and failure to maintain or operate the Equipment, and any such Default is not cured within ten (10) days after written notification from the other party; or (b) enters into bankruptcy, dissolution, insolvency, or consummate a change of control through sales of all of its assets or merger with another person, corporation or entity, unless approved in advance by the other party (each, a “Default”).

Either GIGACRYPTO or the PROVIDER may choose to terminate the agreement, with five-day notice, if Section 3(c) is triggered.

c)	Effect of Termination. If GIGACRYPTO terminates this Agreement due to the Default by PROVIDER, PROVIDER agrees to pay to GIGACRYPTO all amounts then owed for services PROVIDER received up to such termination date and shall remove its Equipment from the Facility, provided that GIGACRYPTO is not in Default. If PROVIDER terminates this Agreement for Default by GIGACRYPTO, GIGACRYPTO (i) shall power down the Equipment immediately upon receipt of Provider’s notice of termination; and (ii) shall promptly make all Equipment and all of PROVIDER’s property available for return to PROVIDER and for removal from the premises of the Facility.

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d)	Taxes. Each party shall be responsible for paying any and all of their own taxes, including without limitation any federal, state or local taxes on sales, gross income, receipts, occupation or use.

3. MINING SERVICES FEE

a)	Management Service Fees. PROVIDER shall pay GIGACRYPTO a Management Service Fee (the “Service Fee”) equal to twelve percent (12%) of the total Bitcoin mining revenue generated by PROVIDER’s Equipment during the term of this Agreement. The Service Fee is correlated to the Equipment deployed and overall hashing speed. The Service Fee will be calculated and paid as frequently and simultaneously with distributions of the mined crypto to the PROVIDER in the manner set forth in Section 6.

b)	POWER COSTS. PROVIDER shall be responsible for any and all electrical power costs actually incurred to operate the mining Equipment set forth in the Scope of Work Statement. PROVIDER shall pay a security deposit (the “Power Deposit”) in the amount set forth in the Scope of Work Statement based upon the project size described in the Scope of Work Statement. GIGACRYPTO will track the electricity use of the PROVIDER’s Equipment and monitor the meter dedicated to the electricity use of Provider’s Equipment housed in the separate pods at the Facility for good working condition and calculate the actual electricity usage by the Equipment. PROVIDER shall have the right to inspect and confirm or dispute the meter usage at the Facility upon reasonable notice to GIGACRYPTO. GIGACRYPTO will provide an electrical power invoice issued by Black River Electric Cooperative or the successor electricity provider of GIGACRYPTO to PROVIDERS on a monthly basis. Payment of said electrical power invoice shall be made to GIGACRYPTO in U.S. dollars within five (5) days of receipt. If the Power Deposit stated on the Scope of Work Statement has not been fully consumed upon termination of such Scope of Work Statement based on the actual electricity invoices, GIGACRYPTO shall refund the unused portion of the Power Deposit to the PROVIDER within five (5) days from the termination of such Scope of Work Statement.

c)	Additional Costs. In the event that government regulatory conditions change and such change causes additional fees to be incurred based on the power generation, the GIGACRYPTO shall promptly notify PROVIDER of such additional fees. Provided that all of these additional fees do not exceed three percent (3%) of the overall hosting per megawatt costs, and PROVIDER accepts such price increase, PROVIDER will pay the additional cost to GIGACRYPTO. If the additional costs are not accepted by PROVIDER, PROVIDER shall have the right to terminate the contract per Section 2(b).

d)	Insurance. It is acknowledged and understood that GIGACRYPTO has and will maintain a commercial general liability insurance policy for the site locations set forth in each Statement of Work and has provided a copy of such insurance policy for each site location to the PROVIDER prior to the date of this Agreement. PROVIDER is responsible for all costs related to insurance on the mining Equipment. GIGACRYPTO will assist PROVIDER in identifying and securing any necessary insurance.

4. NETWORK & ACCESS

a)	Network. GIGACRYPTO will provide: (i) a local, cellular or satellite network connectivity to each piece of Equipment; and (ii) VPN, or other requisite access to the relevant portions of its network (i.e., the ability for PROVIDER to securely and remotely monitor each piece of the Equipment). GIGACRYPTO may not charge any fees in addition to the Service Fee to PROVIDER with respect to such network or internet access to the Equipment.

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b)	Access. Only those persons specifically authorized by GIGACRYPTO may access the Facility. GIGACRYPTO may furnish access to the Equipment and Facility based on GIGACRYPTO’S then-current security policies and procedures, including:

i.	All access into the Facility must be supervised by a GIGACRYPTO representative;

ii.	PROVIDER may request immediate and/or after-hour service to the Facility for emergency maintenance. GIGACRYPTO will make reasonable attempts to accommodate PROVIDER’s after-hour emergency service requests. In addition, PROVIDER may inspect the Facility and its Equipment during the regular business hours with one-day advance notice to GIGACRYPTO.

c)	Hazardous Conditions. If, in the discretion of GIGACRYPTO, its employees or agents, GIGACRYPTO determines or discovers the existence of any hazardous conditions on, from, or affecting the Facility, GIGACRYPTO is hereby authorized to suspend service under this Agreement, upon simultaneous or advance notice to PROVIDER.

5. MINING EQUIPMENT AND FACILITY

a)	Installation. GIGACRYPTO will be responsible for the installation of all equipment deployed to the Facility. In the event any of the deployed equipment is inoperable upon receipt from PROVIDER, GIGACRYPTO will immediately notify PROVIDER. PROVIDER will have the option to repair or replace the inoperable equipment, or amend the Scope of Work Statement accordingly.

b)	Facility Maintenance. PROVIDER acknowledges that the Facility may be situated at an industrial site which may be subject to dust and high temperature generated by the industrial operations. PROVIDER further acknowledges that GIGACRYPTO shall house the Equipment in portable air-cooled mining pods and use commercially reasonable care to maintain a suitable environment at all times while the Equipment is in operation. PROVIDER has reviewed the anticipated operation conditions at the Facility prior to the date hereof and agreed that such conditions are acceptable to host the Equipment. The Parties acknowledge and agree that GIGACRYPTO shall not be liable for any damages caused to the Equipment by the operating conditions of the Facility outside of GIGACRYPTO’S control (upon commercially reasonable and timely inspection and maintenance) and GIGACRYPTO shall be responsible for damages to the Equipment and loss of revenues due to unsuitable operating conditions resulting from the gross negligence or willful misconduct of GIGACRYPTO. GIGACRYPTO shall use commercially reasonable efforts to maintain the Facility and Equipment in good working order, including normal and customary supervision, maintenance, repair, and improvement.

c)	Equipment Maintenance. Upon delivery to the Facility, PROVIDER shall use its best efforts to advise which pieces of Equipment is in good working order and suitable for commencing operation in the Facility and which pieces of Equipment are not. GIGACRYPTO may not commence any trouble-shooting or repair or have a third party commence such work on any of the Equipment until it receives PROVIDER’s written approval on the estimated total costs associated with the troubleshooting and repair work. It is understood that upon approval of the trouble-shooting and repair work, PROVIDER shall be responsible for any costs associated with the troubleshooting and repair of Equipment received in non-working order, including labor and parts. GIGACRYPTO is not responsible in any way for installation delays or loss of profits as a result of Equipment deemed not to be in good working order upon arrival at Facility. GIGACRYPTO shall use commercially reasonable efforts to cooperate in good faith with PROVIDER to assist in the maintenance, repair and troubleshooting of the Equipment. Upon confirming that certain pieces of Equipment are in good working condition upon arrival on the Facility site, GIGACRYPTO shall be responsible for daily maintenance of the hardware of the Equipment and software upgrades of the Equipment and ensure that the Equipment remains in good working order.

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6. PAYMENTS AND DISTRIBUTIONS

a)	The PROVIDER will set up a wallet wherein all mining revenue will be deposited and/or sent from the chosen mining pool. The Service Fee will be calculated as of the date each mining revenue deposit is made into PROVIDER’S wallet. Upon receiving the mining revenue in its wallet, PROVIDER shall transfer the Service Fee to GIGACRYPTO as soon as possible within two (2) business days from receipt of mining revenue deposit. PROVIDER shall pay the Service Fee to GIGACRYPTO in Bitcoin unless otherwise instructed in writing by GIGACRYPTO.

b)	Payment of the Power Costs set forth in Section 3(b) will be made by PROVIDER to GIGACRYPTO once (1x) per month. GIGACRTYPTO will forward PROVIDER a copy of each invoice received from Black River Electric Cooperative. PROVIDER shall pay each invoice to GIGACRYPTO in dollars ($) within five (5) days of receipt. GIGACRYPTO shall then be responsible for payment of each invoice to Black River Electric Cooperative directly.

c)	Payments and Distributions of Service Fee to GIGACRTYPTO shall be made at least once (1x) per month. Such payments and distributions of Service Fee may be made more frequently than once (1x) per month in accordance with a schedule to be determined by the Parties.

d)	In the event PROVIDERS fail to transfer the Service Fee in a timely fashion, GIGACRYPTO will be permitted to take reasonable steps to mitigate future losses, including, but not limited to, ceasing all operation of PROVIDER’S equipment until said Service Fees earned are paid in full.

7. RESPONSIBILITIES

a)	Compliance with Laws. GIGACRYPTO and PROVIDER must at all times comply with all applicable laws, ordinances, regulations in maintaining and operating the Facility and Equipment.

b)	Licenses and Permits. GIGACRYPTO is and shall be at all times responsible for obtaining any licenses, permits, consents, or approvals from any federal, state or local government, which may be necessary to comply with its obligations under this Agreement.

c)	Insurance. GIGACRYPTO is responsible for maintaining insurance coverage for the Facility. PROVIDER is responsible for maintaining insurance coverage on the individual equipment owned by PROVIDER.

d)	Event of Emergency. In the event of an emergency as listed herein: storm, flood, earthquake, tornado, explosion, invasion, strike, fire, industrial disturbance, or other act of god, GIGACRYPTO shall provide PROVIDER with prompt notice for PROVIDER to rearrange, remove, or relocate the Equipment, or upon PROVIDER’S consent (which shall not be unreasonably withheld or delayed), GIGACRYPTO may rearrange, remove, or relocate the Equipment as necessary to prevent damage to the Equipment.

e)	Removal. PROVIDER may, upon reasonable notice (thirty calendar (30) days is deemed reasonable hereunder) to GIGACRYPTO, remove, inspect, adjust or repair the Equipment from the Facility without the prior written authorization of GIGACRYPTO. PROVIDER shall be solely responsible for arranging for the removal with the Facility manager and shall be solely responsible to provide appropriate packaging and moving materials. If PROVIDER uses an agent or other third party to remove the Equipment, PROVIDER shall be solely responsible for the acts of such party, and any damages caused by such party to the Equipment or otherwise.

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8. WARRANTY & DISCLAIMER

GIGACRYPTO MAKES NO WARRANTIES OR GUARANTEES RELATED TO THE AVAILABILITY OF SERVICE OR THE OPERATING TEMPERATURE OF THE FACILITY. PROVIDER UNDERSTANDS AND ACKNOWLEDGES THAT ISSUES RELATED TO AVAILABILITY OF SERVICES OR TEMPERATURE ARE NOT WITHIN THE CONTROL OF GIGACRYPTO. THE SERVICE AND THE FACILITY PROVIDED BY PROVIDER IS PROVIDED “AS IS.” PROVIDER DOES NOT PROVIDE IMMERSION COOLING OR BACKUP POWER AND THE FACILITY IS SUBJECT TO SWINGS IN LOCAL TEMPERATURE, WIND, HUMIDITY, ETC. PROVIDER MAKES NO WARRANTY WHATSOEVER, INCLUDING ANY WARRANTY AGAINST INTERFERENCE. GIGACRYPTO DOES NOT WARRANT THAT (A) THE SERVICE SHALL BE AVAILABLE 24/7 OR FREE FROM MINOR INTERRUPTIONS; (B) THE SERVICE SHALL MEET PROVIDER’S REQUIREMENTS OTHER THAN AS SET OUT HEREIN; OR (C) THE SERVICE SHALL PROVIDE ANY FUNCTION NOT DESIGNATED HEREIN.

GIGACRYPTO MAKES NO WARRANTIES OR GUARANTIES AND FURTHER ASSUMES NO RESPONSIBILITY RELATED TO THE FUNCTIONALITY OF THE EQUIPMENT OR THE FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE.

9. LIMITATION OF LIABILITY

a)	PROVIDER UNDERSTANDS AND ACKNOWLEDGES THAT IN SOME SITUATIONS EQUIPMENT FUNCTIONALITY MAY BE UNAVAILABLE DUE TO FACTORS OUTSIDE OF GIGACRYPTO’S CONTROL. THIS INCLUDES, BUT IS NOT LIMITED TO NETWORK FAILURES, POOL OPERATOR FAILURES, DENIAL OF SERVICE ATTACKS, CURRENCY NETWORK OUTAGES, HACKING OR MALICIOUS ATTACKS ON THE CRYPTO NETWORKS OR EXCHANGES, POWER OUTAGES, TEMPERATURE OR ACTS OF GOD. PROVIDER SHALL HAVE NO OBLIGATION, RESPONSIBILITY, AND/OR LIABILITY FOR THE FOLLOWING: (i) ANY LOST REVENUE TO PROVIDER DURING OUTAGES, EQUIPMENT FAILURES, ETC.; (ii) DAMAGES RESULTING FROM ANY ACTIONS OR INACTIONS OF PROVIDER OR ANY THIRD PARTY NOT UNDER GIGACRYPTO’S CONTROL; OR (iii) DAMAGES RESULTING FROM EQUIPMENT OR ANY THIRD PARTY EQUIPMENT.

b)	IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON, FIRM, OR ENTITY IN ANY RESPECT, INCLUDING, WITHOUT LIMITATION, FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF MISTAKES, ACCIDENTS, ERRORS, OMISSIONS, INTERRUPTIONS, OR DEFECTS IN TRANSMISSION, OR DELAYS, INCLUDING, BUT NOT LIMITED TO, THOSE WHICH MAY BE CAUSED BY REGULATORY OR JUDICIAL AUTHORITIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OBLIGATIONS OF EACH PARTY PURSUANT TO THIS AGREEMENT, EXCLUDING ANY CLAIMS FOR INDEMNIFICATION UNDER SECTION 9. EACH PARTY’S LIABILITIES UNDER THIS AGREEMENT, WHETHER UNDER CONTRACT LAW, TORT LAW, WARRANTY, OR OTHERWISE, SHALL BE LIMITED TO DIRECT DAMAGES NOT TO EXCEED THE AMOUNTS ACTUALLY RECEIVED BY OR PAID BY THE OTHER PARTY IN THE 12 MONTHS PRIOR TO THE DATE OF THE ACTION GIVING RISE TO THE CLAIM.

10. INDEMNIFICATION

a)	PROVIDER will indemnify, hold harmless, and defend GIGACRYPTO, its subsidiaries, employees, agents, directors, owners, executives, representatives, and subcontractors (the “GIGACRYPTO Parties”) from any liability, claim, judgment, loss, cost, expense or damage, including attorneys’ fees and legal expenses, brought by any party on account of the Equipment or PROVIDER’S (i) breach of this Agreement; or (ii) any injuries or damages sustained by any person or property due to any direct or indirect act, omission, neglect or misconduct of PROVIDER, its agents, representatives, employees, contractors and their employees and subcontractors and their employees.

b)	GIGACRYPTO will indemnify, hold harmless, and defend PROVIDER, its subsidiaries, employees, agents, directors, owners, executives, representatives, and subcontractors from any liability, claim, judgment, loss, cost, expense or damage, including attorneys’ fees and legal expenses, brought by any party on account of the Facility or GIGACRYPTO’S (i) breach of this Agreement; (ii) any damage to PROVIDER’S property or the Equipment caused by the GIGACRYPTO or the GIGACRYPTO Parties; or (iii) any injuries or damages sustained by any person or property due to any direct or indirect act, omission, neglect or misconduct or indirect act, omission, neglect or misconduct of GIGACRYTPO, or the GIGACRYPTO Parties.

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11. MISCELLANEOUS

a)	R epresentations. The parties have not made or relied upon any representations, understandings, or other agreements not specifically set forth in this Agreement.

b)	Whole Agreement. This Agreement, each Statement of Work, and any documents appended to or referenced in this Agreement represent the whole Agreement between the parties and is a final, complete and exclusive statement of the terms of this Agreement. No course of prior dealing between the parties shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement. In the event of any conflict between the terms of this Agreement or each Statement of Work, the terms of this Agreement shall control.

c)	Waiver, Severability. The waiver of any breach or default does not constitute the waiver of any subsequent breach or default. If any provision of this Agreement is held to be illegal or unenforceable, it shall be deemed amended to conform to the applicable laws or regulations, or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall continue in full force and effect.

d)	Amendment. Amendments, modifications, or supplements to this Agreement must be in writing signed by authorized representatives of both parties.

e)	Assignment. Neither this Agreement nor any right or obligation arising under this Agreement may be assigned by either party in whole or in part, without the prior written consent of the other party. Subject to the restrictions on assignment of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors, and assigns.

f)	Force Majeure. Neither party shall be liable in any way for delay, failure in performance, loss or damage due to any of the following force majeure conditions; fire, strike, embargo, explosion, power failure, flood, lightning, war, water, pandemic, plague, electrical storms, labor disputes, civil disturbances, governmental requirements, acts of civil or military authority, acts of God, acts of public enemies, inability to secure replacement parts or materials, transportation facilities, or other causes beyond its reasonable control, whether or not similar to the foregoing.

g)	Governing Law and Venue. This agreement shall be governed by the laws of the State of Wyoming. Any legal suit, action, or proceeding arising out of or relating to this agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America located in the City of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such legal suit, action, or proceeding.

h)	Relationship of the Parties. The parties agree that their relationship hereunder is in the nature of independent contractors. Neither party shall be deemed to be the agent, partner, joint venture or employee of the other, and neither shall have any authority to make any agreements or representations on the other’s behalf. Each party shall be solely responsible for the payment of compensation, insurance and taxes of its own personnel, and such personnel are not entitled to the provisions of any employee benefits from the other party.

i)	Interpretation. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation and construction of this Agreement, and this Agreement shall be construed as having been jointly drafted by the parties. The titles and headings for particular paragraphs, sections and subsections of this Agreement have been inserted solely for reference purposes and shall not be used to interpret or construe the terms of this Agreement.

j)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same document. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, (e.g. www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

PROVIDER: New York Tech Capital Inc.		GIGACRYPTO:

By:	/s/ Hon Man Yun	By:	/s/ Chad DeFelice
Name:	Hon Man Yun	Name:	Chad DeFelice
Title:	CEO	Title:	Member and General Counsel

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Exhibit A

Statement of Work